EXHIBIT 99.2

SPRINGLEAF FINANCE CORPORATION

Offers to Exchange

$300,000,000 aggregate principal amount of 6.000% Senior Notes due 2020, which have been registered under the Securities Act of 1933,

for $300,000,000 aggregate principal amount of outstanding 6.000% Senior Notes due 2020;

$650,000,000 aggregate principal amount of 7.750% Senior Notes due 2021, which have been registered under the Securities Act of 1933,

for $650,000,000 aggregate principal amount of outstanding 7.750% Senior Notes due 2021;

$300,000,000 aggregate principal amount of 8.250% Senior Notes due 2023, which have been registered under the Securities Act of 1933,

for $300,000,000 aggregate principal amount of outstanding 8.250% Senior Notes due 2023

October 30, 2013

To our Clients:

Enclosed for your consideration is a prospectus, dated                               , 2013 (the “Prospectus”), relating to the offer (the “Exchange Offers”) of Springleaf Finance Corporation (“Springleaf”) to exchange its 6.000% Senior Notes due 2020 (the “Old 2020 Notes”), 7.750% Senior Notes due 2021 (the “Old 2021 Notes”), and 8.250% Senior Notes due 2023 (the “Old 2023 Notes” and, together with the Old 2020 Notes and the Old 2021 Notes, the “Old Notes”), for a corresponding and like aggregate principal amount of Springleaf’s 6.000% Senior Notes due 2020 (the “New 2020 Notes”), 7.750% Senior Notes due 2021 (the “New 2021 Notes”), and 8.250% Senior Notes due 2023 (the “New 2023 Notes” and together with the New 2020 Notes and the New 2021 Notes, the “New Notes”), which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name.  A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.  You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent’s account at The Depository Trust Company.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers.  The Exchange Offers will expire at 5:00 p.m., New York City time, on                              , 2013 unless extended by Springleaf.  Any Old Notes tendered pursuant to the Exchange Offers may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

Your attention is directed to the following:

1.                                      The Exchange Offers are for any and all Old Notes.

2.                                      The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers — Certain Conditions to the Exchange Offers.”

3.                                      Any transfer taxes incident to the transfer of Old Notes from the holder to Springleaf will be paid by Springleaf.

4.                                      The Exchange Offers expire at 5:00 p.m., New York City time, on                          , 2013 unless extended by Springleaf.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by the Company with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Old Notes held by you for my account as indicated below:

Aggregate Principal Amount	6.000% Senior Notes due 2020: $
Represented by Old Notes to be	7.750% Senior Notes due 2021: $
exchanged for New Notes	8.250% Senior Notes due 2023: $

☐	Please do not tender any Old Notes held by you for my account.

Dated: , 2013

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.